Exhibit 10.50
            *** Text Omitted and Filed Separately with the Securities and Exchange Commission.
            Confidential Treatment Requested Under 17C.F.R. Sections 200.80(b)(4) and 240.24b-2

AMENDMENT NO. 2 TO
FUMED SILICA SUPPLY AGREEMENT

This Amendment No. 2 to Fumed Silica Supply Agreement (this “Amendment” or “Amendment No. 2”) is executed by the parties and effective as of April 22, 2008  (the “Effective Date”) by and between Cabot Corporation, a Delaware corporation (“Cabot”), and Cabot Microelectronics Corporation, a Delaware corporation (“CMC”), and supplements and amends the FUMED SILICA SUPPLY AGREEMENT executed on January 16, 2004 (the “Original Agreement”), as amended by Amendment No. 1 dated September 29, 2006 (as amended, the “Agreement”), between Cabot and CMC.  Capitalized terms used herein without definition and defined in the Agreement shall have the same meanings as defined in the Agreement.  Cabot and CMC are each referred to from time to time in the Agreement and herein as a “party” and, together, the “parties.”

RECITALS

WHEREAS, CMC and Cabot wish to amend the Agreement to, among other things, extend the duration of the First Term of the Agreement, revise forecasting methods, volumes and prices for Fumed Silica and amend certain Exclusivity, Resale and Non-compete provisions applicable to both parties.

NOW THEREFORE, the parties do hereby agree as follows:

1.	Subsection (a) of Section 1 of the Agreement is hereby deleted in its entirety and replaced to read in its entirety as follows:

“(a) This Agreement shall commence as of the date hereof, and shall continue until December 31, 2012 (the “First Term”) unless terminated earlier in accordance with Section 1(b).  Unless either party shall give a notice of non-renewal prior to June 30, 2011, this Agreement shall continue after the First Term until terminated by either party by a written notice of termination, which shall terminate this Agreement effective on the first June 30 or December 31 more than 18 months after the date such notice is delivered.  The First Term, together with any continuations, is referred to herein as the “Term”.  Each year of the Term beginning on the effective date or an anniversary thereof is referred to herein as a “Term Year”, including the stub period, if any, between the last anniversary of the effective date and the end of the Term.”

2.	A new Subsection (b) shall be added to Section 1 of the Agreement, and shall read in its entirety as follows:

“(b) If by September 30, 2008, Cabot has not delivered to CMC a written confirmation that its [***], then (I) CMC may, not sooner than November 1, 2008, and by not later than December 31, 2008, notify Cabot in writing that all of the amendments contained in Amendment No. 2 are terminated and nullified with effect from the date of such notice, and (II) upon the effective date of such termination the provisions of the Agreement changed under Amendment No. 2 shall come back into effect, with the exception of the termination date noted in Subsection 1(a) of this Agreement, which shall then be March 31, 2010.  Cabot and CMC confirm that in such event, there shall be no refund by CMC of the price reduction benefits between January 1, 2008 and September 30, 2008.”

3.	As of the Effective Date, Section 2.2 of the Agreement is hereby deleted in its entirety and replaced to read in its entirety as follows:

“2.2                 Forecasts

(a)
On or before the last day of each calendar month during the Term, CMC shall provide Cabot with a forecast (each, a “Forecast”) of the quantities of Fumed Silica that CMC expects to purchase from Cabot during the six-month period (each rolling six-month period, a “Six-Month Forecast Period”) commencing the following calendar month (the “Forecasted Quantities”).  The Forecasts shall identify by grade the Forecasted Quantities and the Cabot facility or facilities that will produce and deliver to CMC such Forecasted Quantities (including the volume to be made at each plant).  In addition, the Forecasts shall be divided by calendar month within each Six-Month Forecast Period.  The calendar months within each Six-Month Forecast Period shall be defined as follows:

First calendar month after the Forecast delivery date is “Month One” of the Six-Month Forecast Period

Second calendar month after the Forecast delivery date is “Month Two” of the Six-Month Forecast Period

Third calendar month after the Forecast delivery date is “Month Three” of the Six-Month Forecast Period

Fourth calendar month after the Forecast delivery date is “Month Four” of the Six-Month Forecast Period

Fifth calendar month after the Forecast delivery date is “Month Five” of the Six-Month Forecast Period

Sixth calendar month after the Forecast delivery date is “Month Six” of the Six-Month Forecast Period

For illustration purposes, for a Forecast delivered on January 31, February is Month One, March is Month Two, April is Month Three, May is Month Four, June is Month Five and July is Month Six, and for the next Forecast delivered on February 29, March is Month One, April is Month Two, May is Month Three, June is Month Four, July is Month Five and August is Month Six.

(b)
Certain monthly volume figures in a newly delivered Forecast may be changed from previously delivered Forecasts, as follows:  Month Five and Month Four in the newly delivered Forecast may not be [*** ] of the monthly forecasted volume in the Forecasts in which such calendar months first appeared as Month Six.  Note that although volumes for some months may be adjusted twice, the [***] permissible volume variation applies only to the originally forecasted volume for the then-current Month Five and Month Four.

(c)
Once the adjustments permitted in subsection (b) above are made, if any, then Forecasts shall be binding on CMC and the liquidated damages provision of Section 2.4 shall apply.  Cabot shall accept Forecasts submitted in compliance with this Section 2.2 and Section 2.3 below.

(d)
With respect to planned shutdowns of Cabot’s manufacturing facilities, the parties shall work together and cooperate with each other regarding necessary adjustments to Forecasts and delivery schedules hereunder.”

4.
As of the Effective Date, Section 2.3(b) of the Agreement shall be deleted in its entirety and replaced to read in its entirety as follows below, and a new Subsection (d) shall be added to Section 2.3 of the Agreement and shall read in its entirety as follows below:

“(b) Subject in all cases to the maximum volume limitations for the Tuscola Plant and the Barry Plant set forth in 2.3(a) above, in the event that CMC orders volumes of Fumed Silica from Cabot in excess of Forecasted Quantities for any Six-Month Forecast Period (after giving effect to adjustments permitted under Section 2.2(b)), Cabot shall not be obligated to supply to CMC Fumed Silica [***] of the aggregate volumes for any Six-Month Forecast Period (after giving effect to adjustments permitted under Section 2.2(b) contained in any  Forecast.”

“(d) Cabot’s Maximum Volumes supply obligations set forth in Sections 2.3(b) and 2.3(c) above shall not apply if CMC fails to purchase [***] of Fumed Silica, in the aggregate, during any two consecutive six-month periods (commencing on January 1 and July 1, respectively); provided, however, that Cabot shall remain obligated to supply Fumed Silica pursuant to  Forecasts submitted in compliance with Section 2.2 and this Section 2.3, but for the remaining duration of this Agreement, Month Six in newly delivered Forecasts may not be [***] of the average purchased monthly volume for the immediately prior six-month period.”

5.	As of the Effective Date, Section 2.4 of the Original Agreement shall be deleted in its entirety and replaced to read in its entirety as follows:

“2.4           Minimum Volumes

(a)
Provided that CMC has purchased at least [***] of Fumed Silica in the aggregate during two consecutive six month periods (commencing on January 1 and July 1, respectively, and calculated as of June 30 and December 31 of each Term Year for the six-month periods ending on such dates) (each such six-month period, a “Six-Month Compliance Period”), then CMC shall be obligated to purchase from Cabot during each applicable Six-Month Compliance Period, a “Minimum Volume,” meaning at least 90% of the Forecasted Quantities during the Six-Month Forecast Period consisting of such Six-Month Compliance Period (after adjustment, if any, as permitted by Section 2.2 and 2.3).  Cabot and CMC recognize that damages for CMC’s failure to purchase Minimum Volumes would be difficult to ascertain and prove.  Cabot and CMC agree that if, during any Six-Month Compliance Period, CMC fails to purchase from Cabot the Minimum Volume of Fumed Silica for such Six-Month Compliance Period, CMC shall pay to Cabot liquidated damages in an amount equal to the product obtained by multiplying:

(i)
the difference (in pounds) between (x) 90% of the aggregate forecasted volume for the applicable Six-Month Forecast Period, and (y) the aggregate amount of Fumed Silica (in pounds) actually purchased by CMC during such Six-Month Compliance Period, times

(ii)	$1.35/lb.

(b)
Where CMC has purchased less than [***] pounds of Fumed Silica in the aggregate during two consecutive six month periods (commencing on January 1 and July 1, respectively, and calculated as of June 30 and December 31 of each Term Year for the six-month period ending on such dates) (each such six-month period, a “Six-Month Noncompliance Period”), then CMC shall be obligated to purchase from Cabot during each applicable Six-Month Noncompliance Period, a “Minimum Volume,” meaning at least 90% of the aggregate volumes of Fumed Silica forecasted to be purchased by CMC during Month Three, Month Two and Month One of each Six-Month Forecast Period consisting of such Six-Month Compliance Period (after adjustment, if any, as permitted by Section 2.2 and 2.3).  Cabot and CMC recognize that damages for CMC’s failure to purchase Minimum Volumes would be difficult to ascertain and prove.  Cabot and CMC agree that if, during any Six-Month Noncompliance Period, CMC fails to purchase from Cabot the Minimum Volume of Fumed Silica for such Six-Month Noncompliance Period, if required by this Section 2.4(b), CMC shall pay to Cabot liquidated damages in an amount equal to the product obtained by multiplying:

(i)
the difference (in pounds) between (x) 90% of the aggregate forecasted volume for Month Three, Month Two and Month One of the applicable Six-Month Forecast Period, and (y) the aggregate amount of Fumed Silica (in pounds) actually purchased by CMC during Month Three, Month Two and Month One of the applicable Six-Month Forecast Period, times

(ii)	$1.35/lb.

(c)
Cabot and CMC agree that the liquidated damages set forth in Sections 2.4(a) and (b) above are Cabot’s sole and exclusive remedy for CMC’s failure to purchase the applicable Minimum Volumes required by such Sections.  Cabot and CMC further agree that such liquidated damages represent a reasonable estimate of Cabot’s damages and do not constitute a penalty.

Liquidated damages payable by CMC under Section 2.4, if any, will be computed as of June 30 and December 31 in each Term Year for the six-month period ended on such dates.

(d)
Within thirty (30) days of the end of each Term Year in which a Minimum Volume applied and was not met pursuant to Section 2.4(a) or 2.4(b) above, Cabot shall invoice CMC for any compensation payable by CMC under Section 2.4(a) or 2.4(b), if any, for such period, and CMC shall pay such invoiced amounts to Cabot within thirty (30) days following its receipt of Cabot’s invoice.

(e)	From and after the Effective Date, the May 1, 2007 Letter of Acknowledgment between the parties shall no longer be effective.”

6.	As of the Effective Date, Subsection 3.1(a) of the Agreement shall be deleted in its entirety and replaced to read in its entirety as follows:

“(a) CMC shall purchase from Cabot all of the Fumed Silica necessary to produce the products produced by CMC on the Effective Date, but only up to the total of the Maximum Volumes. [***]  This obligation shall continue even if CMC’s purchase of Fumed Silica falls [***] in any two consecutive six month periods commencing on January 1 and July 1, respectively.  With respect to products developed and produced by CMC after the Effective Date, CMC shall not be obligated to purchase from Cabot any of the fumed silica necessary to produce such products.

Cabot acknowledges that the confidentiality provisions of Section 12.11 of the Agreement and Section 14 of Amendment No. 2 apply to [***] and that such schedule constitutes Confidential Information of CMC disclosed by CMC to Cabot hereunder.”

7.	As of the Effective Date, Subsection 3.1(c) of the Agreement shall be deleted in its entirety and replaced to read in its entirety as follows:

“(c) Notwithstanding Section 3.1(a) above, in the event CMC requests a change to a Specification for the Fumed Silica, which change is necessary in order to achieve a material performance difference in CMC’s end product(s) and Cabot is not able or is unwilling to modify such Specification, CMC shall have the right to obtain such modified product from any third party, subject to any intellectual property rights solely owned by Cabot.”

8.	As of the Effective Date, Subsection 3.1(d) of the Agreement shall be deleted in its entirety and replaced to read in its entirety as follows:

“(d) Notwithstanding Section 3.1(a) above, in the event that Cabot fails to supply CMC with its requirements for Fumed Silica for any reason, CMC shall have the right to obtain such Fumed Silica from any third party, subject to any intellectual property rights solely owned by Cabot.”

9.	A new Subsection 3.1(e) shall be added to the Agreement, reading in its entirety as follows:

“(e)  Notwithstanding the provisions of Subsection 3.1(b) above,[***], subject to any intellectual property rights solely owned by CMC. [***]  The clarification in the two preceding sentences does not otherwise modify or amend Subsection 3.1(b).  Furthermore, Cabot and CMC each specifically acknowledge and agree that with respect to Subsection 3.1(b) and this Subsection 3.1(e), each of them shall remain subject to all of the terms and conditions, and rights, obligations and restrictions, of all written agreements executed by and between Cabot and CMC for the duration of their respective terms, including, but not limited to, that certain Confidential Disclosure & License Agreement (the “CDL Agreement”) and that certain Master Separation Agreement between the parties, each dated as of March 28, 2000 (all such written agreements collectively referred to as the “Existing Obligations”).  None of the Existing Obligations is waived or modified, or shall be deemed to be waived or modified, as a result of or otherwise in connection with this Section 3.1(e), including, but not limited to, those provisions regarding the parties’ joint interest in certain dispersion intellectual property and patents, and the granting of certain limited licenses, under the CDL Agreement. In addition, nothing in this Section 3.1(e) operates to grant to Cabot any rights under or any license to intellectual property owned solely by CMC, including, but not limited to, CMC’s patent rights.”

10.	As of the Effective Date, Section 3.2 of the Agreement shall be deleted in its entirety and a new Section 3.2 shall be added to the Agreement, reading in its entirety as follows:

“3.2  Resale Prohibition.  The parties intend and agree that the Fumed Silica being sold hereunder to CMC is being sold solely for the use by CMC and its subsidiaries in manufacturing their products.  Accordingly, CMC and its subsidiaries are prohibited from reselling any Fumed Silica purchased hereunder.  However, in the event CMC determines, in good faith, that the Fumed Silica supplied hereunder, which otherwise meet the Specifications, is not fit for CMC’s use in the manufacture of CMP slurries, CMC shall have the right to resell such Fumed Silica, provided, CMC first offers Cabot the option to purchase such Fumed Silica back from CMC at a price which is the lower of (i) the price paid by CMC to Cabot for such material, or (ii) the price at which CMC will resell such material.”

11.	As of the Effective Date, Section 5.1 of the Agreement, relating to pricing, shall be deleted in its entirety and a new Section 5.1 shall be added to the Agreement, reading in its entirety as follows:

“5.1  Prices.  Cabot shall sell the Fumed Silica to CMC in accordance with the following prices (the "Prices"):

(a) Fumed Silica Price.  With effect from January 1, 2008, except as may be provided for under Section 3.1(b) above in the case of a Most Favored Nations price or under Section 5.1(b) below in the case of an Inflation Adjustment, the price for Fumed Silica, whether Maximum Volumes or Excess Volumes shall be equal to the base price as defined in Table 1 below (the “Base Price”) for each of the indicated Term Years. The price of the Fumed Silica to be purchased shall be determined by the date the order therefor is placed with Cabot, with respect to all volumes specified therein to be delivered within 90 days after the date such order is placed, and by the date specified for delivery, with respect to all volumes specified for delivery thereafter.

Table 1

[***]

Price if volume purchased is less than [***] = Price Level A

Price if volume purchased is between [***]= A – [(A-B)* [    ]

Where V is the volume in MT/yr

Price if volume purchased is between[***] ($/kg) = Price Level B

Price if volume purchased is between [***] = B – [(B-C)* (V- [***]

Where V is the volume in MT/yr

Price if volume purchased is greater than [***] ($/kg) = Price Level C

Table 2  [***]

[***]

The above Table 2 is provided for illustrative purposes only.

Inflation adjustment.   Beginning on January 1, 2010, there shall be an annual inflation adjustment to the prices for Fumed Silica, to be calculated at the commencement of each calendar year, to be effective during such calendar year, based on the percentage increase in the Producer Price Index (PPI) for Total Manufacturing Industries as reported by the Bureau of Labor and Statistics, to be calculated as follows:

For the year 2010, the inflation adjustment will be triggered if the annual percentage increase (the “Inflation Factor”) in the PPI for the previous year, relative to the prior year, is greater than[***]  The inflation adjustment of the Base Price1 will then be calculated by the following formula:

Adjusted Price for 2010 ($/kg)
 = Base Price for 2010 *[***]
where Inflation Factor (%) = [***] *[***]

If the Inflation Factor is less than[***] for the year 2010, no adjustments will be made for the year 2010.  The inflation adjustment for 2010 will be applied, starting January 1, 2010

For the year 2011, the inflation adjustment will be triggered if the annual percentage increase (the “Inflation Factor”) in the PPI for the previous year, relative to the prior year, is greater than[***].  The inflation adjustment of the Base Price will then be calculated by the following formula:

Adjusted Price for 2011 ($/kg)
= Adjusted Price for 2010 *[***]* (Inflation Factor –[***]

where Inflation Factor (%) = [***]*[***]

If the Inflation Factor is less than[***] for the year 2011, no adjustments will be made for the year 2011.  The inflation adjustment for 2011 will be applied, starting January 1, 2011

For the year 2012, the inflation adjustment will be triggered if the annual percentage increase (the “Inflation Factor”) in the PPI for the previous year, relative to the prior year, is greater than[***].  The inflation adjustment of the Base Price will then be calculated by the following formula:

Adjusted Price for 2012 ($/kg)
 = Adjusted Price for 2011 *[***]* (Inflation Factor –[***]

where Inflation Factor (%) = [***]*100

[***]

If the Inflation Factor is less than [***] for the year 2012, no adjustments will be made for the year 2012.  The inflation adjustment for 2012 will be applied, starting January 1, 2012

The following graph indicates the pricing information, excluding any inflation adjustment as specified above:

The above Table 3 is provided for illustrative purposes only.

The pricing for the first six months (January-June) (“first half”) of every year will be initially fixed based on the annualization of the volumes ordered during the 6-month period in the preceding calendar year. If the actual volume of product purchased during the first half causes a different pricing to be applicable for that 6-month period, a credit or an invoice (as required) will be issued by Cabot no later than Aug 1. The same square-up procedure will be conducted for the second six- months of every year (“second half”), using the forecast volumes for the first half of that year. A credit or invoice for the second half of the year will be issued by Cabot, no later than February 1 of the following year.”

12.	As of the Effective Date, Section 8.3 of the Agreement shall be deleted in its entirety and a new Section 8.3 shall be added to the Agreement, reading in its entirety as follows:

8.3	“Continuous Improvement Plan. [***] Cabot will devote the appropriate level of resources and make good faith efforts required[***].

13.	As of the Effective Date, the following sentence shall be appended to the end of
Subsection 8.7(b) of the Agreement:

[***]

14.
This Amendment constitutes the complete agreement between the parties regarding the subject matter being amended hereby and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Amendment.

15.
Except as amended hereby, the Agreement is ratified and confirmed in all respects.  This Amendment shall take effect as of the Effective Date and as of the Effective Date, all references to the Agreement shall refer to the Agreement as amended by this Amendment No. 2.

16.
The parties acknowledge that this Amendment No. 2 contains Cabot and CMC Confidential Information subject to the provisions of Section 12.11 of the Agreement. In addition to the exclusions set forth in Section 12.11 (a) through (f) of the Agreement, each party may disclose Confidential Information of the other contained herein as required by law or regulation or pursuant to the rule of law or contractual undertakings with a stock exchange (collectively, the “Requirements”), provided however, that each party disclosing the Confidential Information of the other pursuant to any Requirement will use reasonable efforts to provide notification to the other party prior to any such public disclosure of the other party’s Confidential Information pursuant to the Requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

CABOT CORPORATION By_/s/________________________ Duly Authorized Signatory Name: Title:	CABOT MICROELECTRONICS CORPORATION By_/s/________________________ Duly Authorized Signatory Name: Title:

 Schedule 3.1(b)

[***]

[***]

=

1 Base Price is calculated as per Section 5.1(a)